Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Fossil Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share, to be issued under Fossil Group, Inc. 2024 Long-Term Incentive Plan	Rule 457(c) and 457(h)	8,322,328(2)	$1.24	$10,319,686.72	0.00014760	$1,523.19

Total Offering Amounts					$10,319,686.72		$1,523.19

Total Fee Offsets							$---

Net Fee Due							$1,523.19

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) covers any additional number of shares of common stock, par value $0.01 per share (“Common Stock”), of Fossil Group, Inc. (the “Company”) that become issuable under the Fossil Group, Inc. 2024 Long-Term Incentive Plan (the “Plan”), by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock available for future issuance under the Plan, consisting of (i) 7,000,000 shares of Common Stock reserved for issuance under the Plan, plus (ii) up to 1,322,328 shares of Common Stock subject to equity awards under the Company’s 2016 Long-Term Incentive Plan that were outstanding on June 21, 2024 and, on or after June 21, 2024, are forfeited, expire or are canceled.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on The Nasdaq Stock Market on July 10, 2024, which date is within five business days prior to the filing of this Registration Statement.